                                                                EXHIBIT 1(A)7(f)

           FORM OF WM VARIABLE TRUST PARTICIPATION AGREEMENT AMENDMENT
                                 AMENDMENT NO. 3

      Schedule A of the Participation Agreement among WM VARIABLE TRUST, WM FUNDS DISTRIBUTOR, INC. and FARMERS NEW WORLD LIFE INSURANCE COMPANY, dated April 2, 2001, as amended by Amendment No. 1 dated June, 2001 and Amendment No. 2 dated August, 2002 (the "Agreement"), is hereby amended and restated as follows:

                                   SCHEDULE A
   SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND AVAILABLE FUNDS AND PORTFOLIOS

Name of Separate Account and                          Contracts Funded
Date Established by Board of Trustees                 By Separate Account

Farmers Annuity Separate Account A (4/6/99)           Farmers Variable Annuity

Farmers Variable Life Separate Account A (4/6/99)     Farmers Flexible Premium
                                                      Variable Life Insurance Policy

                                                      Farmers Accumulator VUL, an
                                                      Individual Flexible Premium
                                                      Variable Life Insurance Policy

Funds of WMVT to be made available to the Company as the sponsor of the Separate Accounts are:

            WM Variable Trust

            Equity Funds
            ------------
            Equity Income Fund (Class 2 Shares)
            Growth Fund (Class 2 Shares)
            Growth & Income Fund (Class 2 Shares)
            International Growth Fund (Class 2 Shares)
            Mid Cap Stock Fund (Class 2 Shares)
            Small Cap Stock Fund (Class 2 Shares)
            West Cost Equity Fund (Class 2 Shares)

            Strategic Asset Management Portfolios
            -------------------------------------
            Balanced Portfolio (Class 2 Shares)
            Conservative Balanced Portfolio (Class 2 Shares) Conservative Growth Portfolio (Class 2 Shares) Flexible Income Portfolio (Class 2 Shares) Strategic Growth Portfolio (Class 2 Shares)

            Fixed Income Funds
            ------------------
            Income Fund (Class 2 Shares)
            Money Market Fund (Class 2 Shares)
            Short Term Income Fund (Class 2 Shares)
            U.S. Government Securities Fund (Class 2 Shares)

            IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December __, 2002.


                                    FARMERS NEW WORLD LIFE INSURANCE COMPANY


                                    By:
                                          --------------------------
                                    Name: John R. Patton
                                    Title:      Secretary


                                    WM VARIABLE TRUST

                                    By:
                                          --------------------------
                                    Name: William G. Papesh
                                    Title:      President


                                    WM FUNDS DISTRIBUTOR, INC.

                                    By:
                                          --------------------------
                                    Name: William G. Papesh
                                    Title:      President



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